Exhibit 99.2
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time on July 30, 2009.

Foundation Coal Holdings, Inc.

INTERNET
http://www.eproxy.com/fcl
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒
The Foundation Board recommends a vote FOR proposals 1 and 2.

FOUNDATION COAL HOLDINGS, INC. RECOMMENDS

	â FOR	AGAINST	ABSTAIN

1.
Adoption of the Agreement and Plan of Merger, dated as of May 11, 2009, between Alpha Natural Resources, Inc. and Foundation Coal Holdings, Inc., as described in the joint proxy statement/prospectus, dated June     , 2009 (pursuant to which Alpha Natural Resources, Inc. will merge with and into Foundation Coal Holdings, Inc.).
	☐	☐	☐

FOUNDATION COAL HOLDINGS, INC. RECOMMENDS

	â FOR	AGAINST	ABSTAIN

2.
Approve adjournments of the Foundation Coal Holdings, Inc. Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Foundation Coal Holdings, Inc. Special Meeting to approve the proposal to adopt the merger agreement.
	☐	☐	☐

☐

Share Owner sign here	Co-Owner sign here	Date

Please sign exactly as name or names appear hereon, including the title “Executor,” “Guardian” etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

You can now access your Foundation Coal Holdings, Inc. account online.
Access your Foundation Coal Holdings, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Foundation Coal Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
▼  FOLD AND DETACH HERE  ▼

FOUNDATION COAL HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
JULY 31, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FOUNDATION COAL HOLDINGS, INC.
     The undersigned revokes all previous proxies, acknowledges receipt of Notice of the Special Meeting of Stockholders to be held on July 31, 2009 and the joint proxy statement / prospectus and appoints James F. Roberts, Greg A. Walker and Edythe C. Katz, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Foundation Coal Holdings, Inc. (Foundation) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders to be held at the New York Marriott Downtown, located at 85 West Street at Albany Street, New York, New York, on July 31, 2009, at 8:30 a.m. Eastern Time and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” on Proposals 1 and 2.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE SPECIAL MEETING, THE PROXY HOLDER WILL VOTE UPON SUCH MATTER ACCORDING TO THE PROXY HOLDER’S BEST JUDGMENT AND THE PROXY HOLDER INTENDS TO VOTE AS THE BOARD OF DIRECTORS MAY RECOMMEND.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)